CONSENT OF EXPERT

Andrew David Pooley
Turgis Consulting (Pty) Ltd
299 Pendoring Rd
Blackheath
2195
South Africa

US Securities and Exchange Commission

Re Great Basin Gold Ltd. Form on 20F for the Fiscal year ended December 31, 2004

I, Andrew David Pooley, Pr.Eng. and MSAIMM, hereby certify that I have read the disclosure in connection with the Burnstone Gold Project contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Great Basin Gold Ltd.

Dated this 29th day of June, 2005.

Andrew David Pooley
Director Turgis Consulting